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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT

AGREEMENT made by and between The A Consulting Team, Inc. ("Employer") with a principal place of business at 200 Park Avenue South, New York NY 10003, and the employee ("Employee") named in Attachment A attached hereto and expressly made a part hereof. In the event that any part of this Employment Agreement and any part of Attachment A hereto shall be in conflict, then the term(s) of the Attachment A shall prevail.

Employer desires to employ Employee and Employee desires to be employed by Employer in connection with certain aspects of Employees business under certain terms and conditions.

In connection with such employment, Employee may be given access to, generate, or otherwise come into contact with certain proprietary, confidential information of Employer or clients of Employer.

Since Employer is a publicly traded company, and for other reasons, in the interests of preserving the assets of Employer, Employer desires and Employee agrees to prevent the dissemination or misuse of such information.

In consideration of Employee's continued employment, and in consideration of the mutual promises set forth in this Agreement, the parties hereto mutually agree as follows:

INTRODUCTORY PERIOD
All new and rehired employees of Employer work on an introductory basis for their first 90 calendar days after their date of hire. The introductory period is intended to give new employees the opportunity to demonstrate their ability to achieve a satisfactory level of performance and to determine whether the new position meets with expectations. Employer uses this period to evaluate employee capabilities, work habits, and overall performance. Either Employee or Employer may end the employment relationship at will at any time during or after the introductory period, with or without cause.

TERMS OF EMPLOYMENT
This Agreement is an "at-will" employment agreement. Accordingly, either Employer or Employee can terminate the relationship at will, with or without cause, at any time, so long as there is no violation of applicable federal, state or local law. Employer hereby employs or continues to employ Employee and Employee hereby accepts employment, upon the terms and conditions contained herein and at a compensation and under such additional terms and conditions as may be set forth in Attachment A, which is expressly made a part hereof. Employee also expressly agrees to be bound by Employer's standards of performance as required from time to time. This Agreement shall commence on the start date indicated in Attachment A and shall remain in effect for an indefinite time until terminated by either party by giving the other party notice of termination at least ten (10) working days in advance. At Employer's sole option, instead of such notice, Employer may pay Employee the Employee's then current base salary equivalent for ten (10) days. However, if termination by Employer is for cause, Employer shall have the right to terminate this Agreement immediately without prior notice, and Employee will be paid only up to the last day worked. While employed by Employer, Employee shall devote Employee's full working time to Employer's affairs and shall faithfully and diligently serve Employer's interests.

REIMBURSEMENT OF EXPENSES
Employer shall reimburse Employee for "out of pocket" expenses in accordance with Employer policies and procedures in effect from time to time. All "out of pocket" expenses must be pre-approved by Employer, and must be evidenced by receipts or similar documentation.
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CONFIDENTIALITY
Employee recognizes, acknowledges and agrees that the computer systems, including specifications, programs and documentation, the methods and data which Employer owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, trade secrets and works of authorship are confidential and the property of Employer. Employee also recognizes that Employer's customer lists, consultant lists, supplier lists, proposals, job openings, projects and, procedures, and other information and property are confidential and are the property of Employer. Employee further recognizes, acknowledges and agrees that in order to enable Employer and Employee to perform services for its clients, those clients shall furnish to Employer or Employee confidential information concerning client business affairs, property, methods of operation or other data; that the goodwill afforded to Employer depends upon, among other things, Employer and all of its employees keeping such services and information confidential. All of the aforementioned material and information including that relating to Employer's systems and information and Employer's clients and their systems and information, will be referred to below as "Proprietary Information".

NON-DISCLOSURE
Employee agrees that, except as directed by Employer, in the ordinary course of Employee's business, Employee will not at any time, whether during or after Employee's employment with Employer, disclose to any person or for any use, directly or indirectly, for Employee's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or is derived from Proprietary Information, whether prepared by Employee or otherwise coming into Employee's possession or control. If it appears that Employee has disclosed (or threatened or threatens to disclose) Proprietary Information in violation of this Agreement, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Proprietary Information, or from providing any services to any party to whom such Proprietary Information has been or may be disclosed. Employer shall not be prohibited by this provision from pursuing any and all remedies, including but not limited to a claim for losses and damages.

POSSESSION
Employee agrees that upon request by Employer, and in any event upon termination of Employee's employment, Employee shall turn over to Employer all documents, papers. equipment or other material in Employees possession or under Employee's control which may contain or be derived from Proprietary Information, together with all documents, notes or Employee's work products which are connected with or derived from Employee's services to Employer and all copies of software obtained from Employer shall be either returned to Employer or, as appropriate, permanently deleted. Upon termination of Employee's employment with Employer, Employee agrees to pay in full any amount owed to Employer, including but not limited to moneys loaned by Employer to Employee. In addition, all computer hardware and software, electronic devices or other property and equipment loaned to Employee by Employer or by a client must be returned immediately.

OWNERSHIP
Employee hereby agrees to assign to Employer or client, as required, Employee's entire right, title and interest in any developments, designs, patents, inventions, anti-improvements trade secrets, trademarks, copyrightable matter or proprietary information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to Employer or client, or with the use of the time, material or facilities of Employer or client or relating to any actual or anticipated business, research, development, product, service or activity of Employer or client known to Employee while employed at Employer, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of Employer or client, whether or not such work was performed prior to the effective date of this Agreement.
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NON-COMPETITION
Until the expiration of one (1) year after the date on which Employee's employment with Employer terminates for any reason, Employee shall not engage, directly or indirectly, or through any corporation or association, or other business entity, compete or attempt to compete with Employer by soliciting business from any customer, broker and/or client to whom Employee has directly provided consulting or other services through Employer if such solicited business competes with the business of the Employer. Employer and Employee agree that this covenant is fair and reasonable, because the confidential and sensitive nature and value of the Proprietary Information and because the use of, or even the likelihood or the appearance of the use of, the Proprietary Information in certain circumstances may cause irreparable damage to Employer, or to clients of Employer. However, in the event a court should decline to enforce the foregoing provision, Employee and Employer agree that this provision should be modified to restrict Employee's competition with Employer to the maximum extent enforceable.

Employee further acknowledges and agrees that, for a period of one (1) year following termination of employment with EMPLOYER (the "Restrictive Period"), Employee will not solicit for employment or cause others to solicit for employment, any person who is employed by Employer or its clients before or during the term of the Restrictive Period.

INJUNCTIVE RELIEF
Employee acknowledges that disclosure of any Proprietary Information by Employee or breach by Employee of the covenant not to compete herein will give rise to irreparable injury to Employer or to clients of Employer. Employee also agrees that this injury to Employer, or client(s) of Employer, would be inadequately compensated in money damages alone. Accordingly, Employer or, where appropriate the client of Employer, may seek and obtain injunctive relief against the breach, or threatened breach, of the disclosure of any Proprietary Information by Employee, or breach by Employee of any of the covenants not to compete, in addition to any other legal remedies which may be available.

GENERAL
Employee represents and warrants that Employee's entering into, execution and performance of this Agreement shall not knowingly violate any agreement or contract which Employee may have entered into or any obligation which Employee may be under, and Employee expressly agrees to be liable for and hold Employer harmless with regard to any breach of the foregoing warranty.

This Agreement, in conjunction with Attachment A, contains the entire understanding between Employer and Employee relating to the subject matter of employment generally.

This Agreement shall by governed by and construed in accordance with the laws of the State of New York and may be modified only by a writing signed by both parties. Both parties hereby consent to and waive any objection to the exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement.

If any provision of this Agreement shall be held invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect. The provisions of paragraphs 4 through 10 of this Agreement shall survive any termination of employment.

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ACCEPTED AND AGREED:                          Lori Stanley

The A Consulting Team, Inc.

By: /s/ Meira Steinbeck                       Signature /s/ Lori Stanley
    -------------------------                           ---------------------
Title: Director of Budgets & Forecasts        Date: 11/6/00

Date: 11/21/00



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                      ATTACHMENT A TO EMPLOYMENT AGREEMENT

This Attachment ("Attachment A") is attached to and is expressly made a part of the Employment Agreement entered into by and between the Employer and Employee (defined therein and more fully defined or described below). The additional terms and conditions included in this Attachment A are intended to supplement and further define the terms and conditions of the at-will relationship between Employer and Employee.

In the event that any part of this Attachment A and any part of the Employment Agreement shall be in conflict, then the conflicting term(s) of the Attachment A shall prevail.

By signing below, Employee agrees that changes in the rate of compensation will not require an amendment to the Employment Agreement or this Attachment A.

Employer:                            The A Consulting Team, Inc.

Employee:                            Lori Stanley

Position:                            Corporate Counsel

Start Date:                          November 6, 2000

Base Salary:                         $150,000.00 per year. Base salary will be
                                     paid twice monthly according to the
                                     Employer's regular payroll schedule and
                                     policies.

Incentive Compensation:              Employee is eligible to participate in the
                                     annual bonus incentive plan. Any incentive paid under this plan will be paid according to company policy and procedures.

                                     Any Incentive Compensation payment is
                                     contingent on being an active employee of Employer at the time of payment.

Minimum Guaranteed Incentive         Employee will receive minimum incentive
Compensation:                        compensation for the calendar year
                                     ending December 31, 2000 of $10,000.00.

                                     Employee will receive minimum incentive
                                     compensation for the calendar year ending
                                     December 31, 2001 of $20,000.00

Signing Stock Options:               Employee will receive 1500 stock options to
                                     subject to the vesting schedule, terms and conditions of Employer's signing option award plan.



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Termination:                         Section 2 (Terms of Employment) of the
                                     Agreement is modified as follows:

                                     If Employer provides Employee with notice of termination without "Cause" (as defined below) within the first three months of continuous employment with Employer, Employee will receive three months of severance thereafter, and until December 31, 2001 Employee will receive 6 months of severance, and after January 1, 2002 Employee will receive 3 calendar months severance. All severance payments will be based on Employee's then current base salary.

                                     In the event that termination occurs for "Cause" you will receive standard severance.

                                     In addition to ANY severance paid, Employee will be paid any earned and unused "Paid Time Off'".

Definitions:                         "Cause" shall be defined as:

                                             1. Employee, in carrying out her
                                     duties with regards to the Employer and any of Employer's business or assets, willfully breaches the fiduciary duties, commits fraud, or is guilty of gross misconduct or
                                             2. Disability which makes Employee
                                     unable to engage in gainful work activity by reason of any medically determinable physical or mental impairment for a period of 60 days or which has lasted or can be expected to last for a continuous period of not less than 12 months; or 3. Deaths; or
                                             4. conviction of a felony; or
                                             5. willful disregard of the lawful
                                     instructions or directions of the CEO, CFO, President or Board of Directors which is not cured, if capable of cure, within a 15 days of the date written notice is given to you of said disregard.

                                     Employee may terminate her employment with Employer for "Good Reason" and will receive the extended severance of 3 or 6 calendar months as defined in the Termination section of this Attachment A. "Good Reason" shall mean that Employee, without her consent has either:

                                             1. incurred a material reduction in
                                     her title, status, authority or
                                     responsibilities or
                                             2. incurred a reduction in her base
                                     compensation below $150,000.00; or
                                             3. direct or indirect change in
                                     ownership or control of Employer which
                                     results from a merger, acquisition,
                                     consolidation, substantial reorganization or sale of all or the majority of outstanding stock of the Employer of any combination of the aforementioned events which would constitute a change in ownership or control.


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ACCEPTED AND AGREED:
The A Consulting Team, Inc.
Employer
                                           Lori Stanley
By: /s/ Meira Steinbeck                    Signature /s/ Lori Stanley
    --------------------------                       -------------------------
Title: Director of Budgets & Forecasts     Date: 11/6/00

Date: 11/21/00